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                                                                    EXHIBIT 10.2


                                    PUT RIGHT


            This Put Right is granted by PIMCO Advisors L.P., a Delaware limited partnership ("PIMCO Advisors"), on November 4, 1997 (the "Grant Date"), to the registered holders from time to time (the "Holders") of Class A units of limited partner interest in PIMCO Advisors ("Class A LP Units") (i) issued pursuant to that certain Agreement and Plan of Merger, dated November 4, 1997 (the "Merger Agreement"), to which PIMCO Advisors is a party ("Merger Units"), (ii) issued in exchange for the 6% Senior Notes due December 1, 2037 ("Notes") of Oppenheimer Group, Inc., a Delaware corporation ("Opgroup"), issued in the Redemption contemplated by the Merger Agreement ("Note Units"), or (iii) issued in exchange for the Notes ("Certificate Notes") issued upon reduction or cancellation of the Certificate of Long-Term Indemnity Indebtedness (the "Certificate") issued pursuant to the Merger Agreement ("Certificate Units").

            Section 1. Definitions.

            The terms defined in this Section 1 shall, for the purposes of this Put Right, have the meanings set forth herein. Capitalized terms not defined herein are defined in the Amended and Restated Partnership Agreement of PIMCO Advisors or the Merger Agreement.

            Certificate is defined in the preamble to this Put Right.

            Certificate Units are defined in the preamble to this Put Right.

            Class A LP Units are defined in the preamble to this Put Right.

            Covered Unit means a Merger Unit, a Note Unit or a Certificate Unit which is a "restricted security" within the meaning of Rule 144 under the Securities Act.

            Current Market Price of a Class A Unit for any Trading Day means the last reported sale price regular way on such day, or if no sale takes place on such day, the average of the reported closing bid and asked prices regular way on such day, in either case as reported on the principal National Securities Exchange on which the Class A LP Units are listed or admitted for trading.

            Grant Date is defined in the preamble to this Put Right.

            Holders are defined in the preamble to this Put Right.

            Independent Investment Banker means an independent nationally recognized investment banking firm retained by PIMCO Advisors and reasonably acceptable to the Indemnity Trustees.









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            Issue Date, with respect to a particular Certificate Unit, means the date on which the Certificate Note exchanged for such Certificate Unit was first issued.
            Liquidity Event with respect to a day means that for each of the thirty consecutive Trading Days immediately preceding such day, (i) the Class A LP Units shall have been listed or admitted for trading on a National Securities Exchange, (ii) a Registration Statement shall have been continuously in effect covering the Covered Units, or PIMCO Advisors shall have provided to the Holders, at or before the beginning of such period, an opinion of counsel to the effect that the Holders may sell the Covered Units without registration under the Securities Act or qualification under any state securities laws not already obtained, and (iii) the Current Market Price shall have been not less than the Put Price.

            Merger Agreement is defined in the preamble to this Put Right.

            Merger Units are defined in the preamble to this Put Right.

            Note Units are defined in the preamble to this Put Right.

            Notes are defined in the preamble to this Put Right.

            Opgroup is defined in the preamble to this Put Right.

            PIMCO Advisors is defined in the preamble to this Put Right.

            Put Date, with respect to a particular Certificate Unit, means the later of (i) December 31, 2004, or (ii) the sixtieth day after the Issue Date with respect to such Certificate Unit.

            Put Price means the price at which PIMCO Advisors shall purchase one Covered Unit from a Holder upon exercise of this Put Right, as adjusted pursuant to Section 4 or 6. The Put Price as of the Grant Date is $25.50 per Covered Unit

            Registration Statement means a registration statement filed under the Securities Act.

            Securities Act means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

            Trading Day means a day on which the principal National Securities Exchange on which the Class A LP Units are listed or admitted for trading is open for trading.

            Transaction is defined in Section 5.










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            Section 2. Put Right for Covered Units Which Are Not Certificate
Units.

                 (a) Unless sooner terminated pursuant to Section 2(d), the Holder of a Covered Unit which is not a Certificate Unit shall have the right, exercisable on December 31, 2004, to require PIMCO Advisors to purchase such Covered Unit for cash in the amount of the Put Price.

                 (b) In order to exercise the right described in Section 2(a), the Holder shall, no later than the close of business on December 31, 2004, surrender the certificate evidencing such Covered Unit, duly endorsed or assigned to PIMCO Advisors, at the principal office of PIMCO Advisors, accompanied by written notice in the form of the Notice of Exercise attached hereto as Exhibit A.

                 (c) Not later than January 5, 2005, PIMCO Advisors shall transfer funds in the amount of the Put Price for such Covered Unit by wire transfer to the account specified by the Holder in the Notice of Exercise, or if no such account is specified, shall mail a check payable to the Holder in such amount to the address specified in the Notice of Exercise.

                 (d) The right described in Section 2(a) shall terminate upon the occurrence of a Liquidity Event on any day during the period beginning January 1, 1998 and ending December 31, 2004, and the obligations of PIMCO Advisors under such right shall thereupon be extinguished.

            Section 3. Put Rights for Covered Units Which Are Certificate Units.

                 (a) Unless sooner terminated pursuant to Section 3(d), the Holder of a Covered Unit which is a Certificate Unit shall have the right, exercisable on the Put Date with respect to such Certificate Unit, to require PIMCO Advisors to purchase such Covered Unit for cash in the amount of the Put Price.

                 (b) In order to exercise the right described in Section 3(a), the Holder shall, no later than the close of business on such Put Date, surrender the certificate evidencing such Covered Unit, duly endorsed or assigned to PIMCO Advisors, at the principal office of PIMCO Advisors, accompanied by written notice in the form of the Notice of Exercise attached hereto as Exhibit A.

                 (c) Not later than three business days after such Put Date, PIMCO Advisors shall transfer funds in the amount of the Put Price for such Covered Unit by wire transfer to the account specified by the Holder in the Notice of Exercise, or if no such account is specified, shall mail a check payable to the Holder in such amount to the address specified in the Notice of Exercise.






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                 (d)      The right described in Section 3(a) shall terminate
upon the occurrence of a Liquidity Event on any day during the period beginning on the Issue Date with respect to such Certificate Unit, and ending on the Put Date for such Certificate Unit, and the obligations of PIMCO Advisors under such right shall thereupon be extinguished.

            Section 4. Adjustments for Recapitalizations.

            If, at any time after the Grant Date, PIMCO Advisors shall effect a Recapitalization affecting Class A LP Units, the Put Price in effect at the opening of business on the day following the effective date for the Recapitalization shall be adjusted so that Holders shall be entitled thereafter to receive upon surrender of their Covered Units the amount of cash that such Holders would have received had they exercised this Put Right for their Covered Units immediately prior to the effective date for the Recapitalization.

            Section 5. Adjustments for Transactions.

            If, at any time after the Grant Date, PIMCO Advisors shall be a party to a transaction, including without limitation a Restructuring, a merger or consolidation, a sale of all or substantially all of the Partnership Assets, or an exchange of all or substantially all of the Partnership Interests, but excluding a transaction to which Section 4 applies, in each case as a result of which Class A LP Units held by Public Unitholders are exchanged for or converted into cash, securities or other property (each, a "Transaction"), Holders shall be entitled thereafter to receive, upon surrender of the cash, securities and other property received for or in place of each Covered Unit, the Put Price then in effect.

            Section 6. Other Adjustments.

            If, at any time after the Grant Date, PIMCO Advisors shall take any action affecting the Class A LP Units other than an action described in Section 4 or 5, that would adversely affect this Put Right, this Put Right and the Put Price may be adjusted in such manner, if any, and at such time as the General Partners may determine to be equitable under the circumstances; provided, that if the Indemnity Trustees object to such determination by notice mailed to PIMCO Advisors at its principal office within thirty days after notice of such action is mailed to the Indemnity Trust pursuant to Section 8(a), the Independent Investment Banker shall determine an equitable adjustment to this Put Right and the Put Price, and such determination shall be conclusive and binding on PIMCO Advisors and the Holders.

            Section 7. Successive Adjustments.

            The provisions of Sections 4, 5 and 6 shall apply similarly to successive Recapitalizations, Transactions and actions described in Section 6.





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            Section 8. Notices to Holder.

                 (a) If any Recapitalization or Transaction or action described in Section 6 is proposed to occur, PIMCO Advisors shall cause to be mailed to the Indemnity Trust at the address specified pursuant to the Merger Agreement, to each Holder at his address as shown on the records of PIMCO Advisors, and to each holder of a Note at his address as shown on the records of Opgroup, as promptly as practicable, a notice stating the effective date for the proposed Recapitalization or Transaction or action, and describing in general terms the proposed Recapitalization or Transaction or action.

                 (b) If the Put Price is adjusted, or there is a change in the cash, securities or other property to be surrendered upon exercise of the Put Right, PIMCO Advisors shall cause to be mailed to the Indemnity Trust at the address specified pursuant to the Merger Agreement, to each Holder at his address as shown on the records of PIMCO Advisors, and to each holder of a Note at his address as shown on the records of Opgroup, as promptly as practicable, a notice stating the effective date for such adjustment or change, and stating the adjusted Put Price or describing the change, as the case may be.

                 (c)      Failure to give or receive a notice described in
Section 8(a) or (b) or any defect in such notice shall not affect the validity of the Recapitalization or Transaction or action which gives rise to such notice.

            Section 9. General.

                 (a) This Put Right is granted for the express benefit of the Holders, and may be altered or amended only with the prior written consent of PIMCO Advisors and the Indemnity Trust.

                 (b) PIMCO Advisors may cause a legend to be imprinted on each certificate evidencing Covered Units, stating "The Units evidenced by this Certificate are [Merger Units] [Note Units] [Certificate Units] within the meaning of that certain Put Right granted by PIMCO Advisors L.P. on November 4, 1997, and are entitled to the benefits accorded Covered Units by the Put Right." Any such legend shall be removed upon registration of a transfer which results in such Class A LP Units losing their status as Covered Units.

                 (c) This Put Right shall be deemed to be a contract made under the laws of the State of Delaware, and shall be construed in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws.











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            IN WITNESS WHEREOF, PIMCO Advisors has executed this Put Right in
New York, New York on the Grant Date.


                                           PIMCO Advisors L.P.



                                           By   /s/ KENNETH M. POOVEY
                                                ---------------------------
                                                Kenneth M. Poovey
                                                Executive Vice President























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                                    EXHIBIT A

                               NOTICE OF EXERCISE



To: PIMCO Advisors L.P.

            This Notice of Exercise is given pursuant to that certain Put Right granted by PIMCO Advisors L.P. ("PIMCO Advisors") on November 4, 1997. Capitalized terms not defined herein are defined in the Put Right or the Amended and Restated Agreement of Limited Partnership of PIMCO Advisors.

            Pursuant to the terms of the Put Right, the undersigned (the "Holder") hereby irrevocably elects to require PIMCO Advisors to purchase

                             _____________________

Class A LP Units held of record by the Holder and covered by the Put Right (the "Tendered Units"). Accompanying this Notice of Exercise are certificates evidencing the Tendered Units, duly endorsed or assigned to PIMCO Advisors.

            The purchase price for the Tendered Units should be :




            [ ]         Wired to the following account:

                        _____________________________________________

                        _____________________________________________

                        _____________________________________________



            [ ]         Paid by check mailed to the following address:

                        _____________________________________________

                        _____________________________________________

                        _____________________________________________


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            The Holder represents and warrants to PIMCO Advisors that the
Tendered Units are Covered Units, and that he is transferring good and marketable title to the Tendered Units to PIMCO Advisors, free and clear of any liens, encumbrances or adverse claims.

            Executed in _____________________________ on______________________.
                             (City and State)                    (Date)



                                               _________________________________
                                                          (Signature)


                                               _________________________________
                                                       (Printed Name)


                                               _________________________________
                                                    Signature Guarantee:(1)





_____________________

            1 All signatures shall be guaranteed by a bank or trust company having an office or correspondent in the United States or a broker or dealer which is a member of a registered securities exchange or the National Association of Securities Dealers, Inc.









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